As filed with the Securities and Exchange Commission
                        on June 11, 1996
                                  Registration No. 33- __________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933



                          ALTA GOLD CO.
     (Exact name of registrant as specified in its charter)



      NEVADA                                     87-0259249
 (State or other                              (I.R.S. Employer
 jurisdiction of
 incorporation or                            Identification No.)
  organization)
                   601 WHITNEY RANCH DRIVE
                           SUITE 10
                   LAS VEGAS, NEVADA 89914
 (Address of registrant's principal executive offices, including zip code)


              ALTA GOLD CO. 1994 STOCK OPTION PLAN
                     (Full title of the plan)
                    ________________________

                         JOHN A. BIELUN
                601 WHITNEY RANCH DRIVE, SUITE 10
                     HENDERSON, NEVADA 89014
                         (702) 433-8525
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                    ________________________

                            COPY TO:
                        MICHAEL J. BONNER
                      J. DAVID HERSHBERGER
                KUMMER KAEMPFER BONNER & RENSHAW
                   3800 HOWARD HUGHES PARKWAY
                          SEVENTH FLOOR
                    LAS VEGAS, NEVADA  89109
                         (702) 792-7000

                 CALCULATION OF REGISTRATION FEE

                                                 PROPOSED      PROPOSED     AMOUNT OF
    TITLE OF EACH CLASS OF       AMOUNT TO BE     MAXIMUM       MAXIMUM    REGISTRATION
  SECURITIES TO BE REGISTERED   REGISTERED<F1>   OFFERING      AGGREGATE       FEE
                                                 PRICE PER     OFFERING
                                                 SHARE<F2>     PRICE<F2>

Common Stock, $0.001 par value    1,000,000      $1.467875   $1,467,875.00   $506.12

<F1> Represents the maximum number of shares which may be distributed pursuant to this Registration Statement, absent recapitalization provisions of the Plan.
<F2> Computed  pursuant  to  Rule  457(h)  solely   for  purposes  of
     determining the registration fee, based upon the price at which options to purchase shares outstanding as of the date hereof may be exercised (669,000 shares at $1.34375 per share and 331,000 shares at $1.71875).

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The   following  documents  filed  by  Alta  Gold  Co.  (the
"Company")  with  the  Securities and  Exchange  Commission  (the
"Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, including all amendments;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, including all amendments; and

     (c) The description of the Company's common stock, $0.001 par value (the "Common Stock"), set forth under the caption
"Description of Capital Stock" in the Company's Registration Statement on Form S-3, Amendment No. 3, as filed with the Commission on June 10, 1996, and all amendments and reports filed thereafter for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes and Article VIII of the Company's Bylaws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Company's Bylaws also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company presently maintains liability insurance for its directors and officers.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER                        DESCRIPTION


 4.01 Specimen Common Stock Certificate for the Company's Common Stock is incorporated herein by reference from Amendment No.2 to the Company's Registration Statement on Form S-3 filed April 16, 1996 (file no. 33-84046),
        Item 16, Exhibit 4.01.
 4.02   Alta Gold Co. 1994 Stock Option Plan.
 5.01 Opinion of Kummer Kaempfer Bonner & Renshaw re: legality of the securities being registered.
 23.01  Consent of Arthur Andersen LLP.
 23.02 Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 5.01).
 24.01 Power of Attorney (included on the signature page hereto).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

           (1)  To file, during any period in which the offers or
sales  are  being  made,  a  post-effective  amendment  to   this
registration statement:

           (i)   To  include any prospectus required  by  section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section shall not apply to this registration statement on Form S-8 if the information required to be included in the post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on May 25, 1996.

                              ALTA GOLD CO.


                              By:    /s/
                                   Robert N. Pratt
                                   President,   Chief   Executive
                                   Officer and Director
                                   (Principal Executive Officer)

                        POWER OF ATTORNEY

     The undersigned directors and officers of Alta Gold Co. hereby appoint Robert N. Pratt or John A. Bielun as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the persons in the capacities and on the date indicated.

      SIGNERS                    TITLE                 DATE




/s/                   President, Chief Executive   May 25, 1996
Robert N. Pratt          Officer and Director
                         (Principal Executive
                               Officer)

/s/                     Vice President-Finance     May 25, 1996
John A. Bielun        and Chief Financial Officer
                         (Principal Financial
                         Officer and Principal
                          Accounting Officer)



/s/                            Director            May 25, 1996
Ralph N. Gilges

/s/                            Director            May 25, 1996
Thomas A. Henrie



/s/                            Director            May 25, 1996
Iwao Ino



/s/                            Director            May 25, 1996
John A. Keily



/s/                            Director            May 25, 1996
Jack W. Kendrick



/s/                            Director            May 25, 1996
Thomas D. Mueller



/s/                            Director            May 25, 1996
Toshiaki Tanaka

                         EXHIBIT INDEX



EXHIBIT                   DESCRIPTION                  SEQUENTIAL
 NUMBER                                                  PAGE
                                                        NUMBER



  4.01    Specimen Common Stock Certificate  for  the
          Company's   Common  Stock  is  incorporated
          herein by reference from Amendment No. 2 to the Company's Registration Statement on
          Form S-3 filed April 16, 1996 (file no. 33-
          84046), Item 16, Exhibit 4.01.

  4.02    Alta Gold Co. 1994 Stock Option Plan.            8

  5.01    Opinion of Kummer Kaempfer Bonner & Renshaw     17
          re:   legality  of  the  securities   being
          registered.

 23.01    Consent of Arthur Andersen LLP.                 19

 23.02 Consent of Kummer Kaempfer Bonner & Renshaw included in Exhibit 5.01.

 24.01    Power   of   Attorney  (included   on   the
          signature page hereto).